EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of CVR Energy, Inc.

We have issued our reports dated February 17, 2017, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of CVR Energy, Inc. on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said reports in the Registration Statements of CVR Energy, Inc. on Forms S-8 (File No. 333-146907 and File No. 333-148783).

/s/ GRANT THORNTON LLP

Kansas City, Missouri
February 17, 2017